Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement in Form S-1 of Shepherd’s Finance, LLC of our report dated March 19, 2025, relating to the consolidated financial statements of Shepherd’s Finance, LLC, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ HORNE LLP

Brentwood, TN

September 15, 2025